EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Wells Fargo Commercial Mortgage Trust 2014-LC18 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

National Cooperative Bank, N.A. (as successor to NCB, FSB), as NCB Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, National Cooperative Bank, N.A. (as successor to NCB, FSB), as NCB Special Servicer, Wilmington Trust, National Association, as Trustee, Park Bridge Lender Services LLC, as Trust Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, PGIM Real Estate Loan Services, Inc. (formerly known as Prudential Asset Resources, Inc.), as Primary Servicer, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, CWCapital Asset Management LLC, as Special Servicer for the Colorado Mills Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Colorado Mills Mortgage Loan, Trimont Real Estate Advisors, LLC (f/k/a TriMont Real Estate Advisors, Inc.), as Trust Advisor for the Colorado Mills Mortgage Loan prior to October 7, 2022, BellOak, LLC ,as Trust Advisor for the Colorado Mills Mortgage Loan on and after October 7, 2022, CoreLogic Solutions, LLC, as Servicing Function Participant for the Colorado Mills Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Colorado Mills Mortgage Loan.

Dated: March 15, 2023

/s/ Anthony Sfarra

Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)